UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2009

MAJIC WHEELS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-147629 (Commission File Number)	98-0533882 (IRS Employer Identification No.)

c/o Benny Resheff
28 Rembrandt St.
Tel Aviv, Israel
(Address of Principal Executive Offices, Zip Code)

972-(3) 5759001
 (Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 27, 2009, Lavi Krasney resigned from his positions as Chief Executive Officer and as a director of Majic Wheels Corp. (the “Registrant”), effective as of such date. Simultaneously with the acceptance of the Mr. Krasney’s resignation, the Board of Directors of the Registrant (the “Board”) appointed Asher Zwebner, the current Chief Financial Officer of the Registrant, as Interim Chief Executive Officer to serve at the discretion of the Board, until his successor is duly appointed and qualified.

The Registrant is not aware of any disagreements between Mr. Krasney and any other officer or director of the Registrant.

We are providing Mr. Krasney with a copy of this current report concurrent with this filing.  Should any subsequent communications with Mr. Krasney regarding his decision to resign reveal any disagreement between the Registrant and Mr. Krasney, the Board or any executive officer of the Registrant regarding our operations, policies or practices, we will amend this report accordingly to disclose any such disagreement.

There are no arrangements or understandings between Mr. Zwebner and any other person, including the Registrant, pursuant to which either such person was elected as Interim Chief Financial Officer. There are no transactions, since the beginning of the Registrant's last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and in which Mr. Zwebner had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJIC WHEELS CORP.

By:	/s/ Asher Zwebner
Name: Asher Zwebner
Title: Interim Chief Executive Officer

Date:  January 27, 2009